Exhibit 10.4

FORM OF SUPPORT AGREEMENT1

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 17, 2021, by and among Osprey Technology Acquisition Corp., a Delaware corporation (“Acquiror”), Osprey Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), BlackSky Holdings, Inc., a Delaware corporation (the “Company”), and the stockholder of the Company set forth on the signature page here (the “Stockholder”). Capitalized terms used but not defined shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Acquiror, Merger Sub and the Company are entering into an Agreement and Plan of Merger as of the date hereof (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which Merger Sub will merge with and into the Company, with the Company being the surviving corporation and a direct wholly owned subsidiary of Acquiror (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, the Stockholder is the beneficial and record owner of and is entitled to dispose of and vote the number of shares of Company Common Stock and Company Preferred Stock set forth below such Stockholder’s name on the Stockholder’s signature page hereto (the “Owned Shares” and, together with any additional shares of Company Stock that the Stockholder acquires after the execution of this Agreement (including as a result of any dividend (cash or stock), subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event), the “Covered Shares”); and

WHEREAS, the Company and the Stockholder are entering into this Agreement in order to induce Acquiror and Merger Sub to enter into the Merger Agreement and cause the Transactions to be consummated.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Agreement to Vote.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3 and to Section 1(b) and Section 1(c), the Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to, validly execute and deliver to the Company, by (or effective as of no later than) 11:59PM Pacific Time on the fifth (5th) Business Day following the date that the Registration Statement becomes effective, the written consent in the form attached hereto as Exhibit A in respect of all of the Stockholder’s

[1]	Bracketed provisions illustrate certain key changes between the general form of Support Agreement and the form(s) specific to certain Stockholders(s).

Covered Shares. In addition, subject to Section 1(b) and Section 1(c), prior to the Termination Date (as defined herein), the Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any action by written consent of the stockholders of the Company, the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(i) if and when such meeting is held, appear at such meeting or otherwise cause all of the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of the approval of the Merger and the adoption of the Merger Agreement, any other proposals submitted by the Company for approval to the Company Stockholders that are set forth in the Registration Statement and any other matters reasonably necessary and requested by the Company for consummation of the Transactions; and

(iii) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against any Alternative Transaction and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Transactions or would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

(b) Notwithstanding the foregoing, if the Company Board has effected a Company Change in Recommendation in accordance with the terms of the Merger Agreement, then (i) the number of shares of Company Stock that the Stockholder shall be required to vote (or execute a written consent with respect to) pursuant to the provisions of this Agreement shall be reduced such that the Stockholder, together with the other stockholders of the Company entering into support agreements with Acquiror on or about the date hereof (such stockholders of the Company, together with the Stockholder, the “Support Stockholders”), shall only be required to collectively vote (or provide a written consent) with respect to an aggregate number of shares of Company Stock equal to (i) thirty-five percent (35%) of the total voting power of the then outstanding shares of Company Common Stock and Company Preferred Stock, voting or acting by written consent together as a single class, and (ii) thirty-five percent (35%) of the total voting power of the then outstanding Company Preferred Stock, voting or acting by written consent together as a single class, in each case as of the record date of such vote or written consent (collectively, the “Specified Company Voting Shares” and the portion of the Specified Company Voting Shares owned of record and beneficially by the Stockholder (which shall be determined pro rata based on the number of shares of voting Company Stock owned of record by the

Stockholder as compared to the number of shares of voting Company Stock owned of record by all Support Stockholders), the “Adjusted Covered Shares”), such that the Stockholder shall only be obligated to execute a written consent with respect to, or otherwise vote, the Adjusted Covered Shares in the manner set forth in this Agreement, (ii) all references in this Section 1 to “Covered Shares” shall be deemed to only refer to the Adjusted Covered Shares and (iii) Stockholder shall be entitled (in its sole discretion) to vote any shares of Company Stock that it is entitled to vote, other than the Adjusted Covered Shares, in any manner.

(c) The obligations of the Stockholder specified in this Section 1 (for the avoidance of doubt, after giving effect to the Section 1(b), if applicable) shall apply whether or not the Merger Agreement, the Transactions or any action described above is recommended by the Company Board or the Company Board has changed the Company Board Recommendation.

2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (a) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the termination of this Agreement upon the mutual written agreement of Acquiror, Merger Sub, the Company and the Stockholder, and (d) the election of the Stockholder in its sole discretion to terminate this Agreement following any amendment, waiver or other modification of any term or provision of the Merger Agreement without the prior written consent with respect thereto of such Stockholder that reduces or changes the form of consideration payable to the Company Stockholders pursuant to the Merger Agreement (the earliest such date under clause (a), (b), (c) and (d) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 25 shall survive the termination of this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the parties to this Agreement shall have any further obligations or liabilities under, or with respect to, this Agreement; provided, however, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of, or actual fraud in connection with, this Agreement prior to such termination.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror and the Company as to itself only as follows:

(a) The Stockholder is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of Liens other than as created by, or by which the Owned Shares are subject pursuant to, (i) this Agreement, (ii) the Company’s certificate of incorporation, (iii) the Company’s bylaws, (iv) the Terminating Agreements (iv) applicable Securities Laws. As of the date hereof, other than the Owned Shares, the Stockholder does not own of record (and other than the Owned Shares and any Company Options and Company Warrants held by the Stockholder, as applicable, does not own beneficially) any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein that the Stockholder is obligated to take, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent Stockholder from satisfying, its obligations pursuant to this Agreement.

(c) If the Stockholder is not an individual, the Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legally valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If the Stockholder is not an individual, the individual signing this Agreement on behalf of the Stockholder has the authority to execute and deliver this Agreement on behalf of the Stockholder. The Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement by the Stockholder.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, as would not reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder, in any case, that challenges the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g) The Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon Contracts entered into by the Stockholder.

5. Representations and Warranties of the Acquiror. The Acquiror hereby represents and warrants to the Stockholder and the Company as follows:

(a) The Acquiror (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the state of Delaware, and (ii) has all requisite corporate power and authority and has taken all corporate action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Acquiror and constitutes a valid and binding agreement of the Acquiror enforceable against the Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Acquiror from, or to be given by the Acquiror to, or be made by the Acquiror with, any Governmental Authority in connection with the execution, delivery and performance by the Acquiror of this Agreement or the consummation of the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by the Acquiror do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Acquiror Organizational Documents, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Acquiror pursuant to any Contract binding upon Acquiror or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(b), under any applicable Law to which the Acquiror is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Acquiror, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Acquiror’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

6. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. The Stockholder shall not take any action that the Company would be prohibited from taking pursuant to Section 6.09 of the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder (in its capacity as such) shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees, professional advisors or other stockholder of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by Section 6.09 of the Merger Agreement, (ii) the Stockholder makes no representations, warranties or covenants with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach by the Stockholder under this Agreement.

(b) No Transfers. The Stockholder hereby agrees not to, directly or indirectly, (i) sell, assign, transfer (including by operation of Law), pledge, dispose of or otherwise encumber, or otherwise agree to do any of the foregoing (each, a “Transfer”) in respect of any of the Stockholder’s Covered Shares, (ii) deposit any of the Stockholder’s Covered Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any agreement, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of Law) or other disposition by the Stockholder of any of the Stockholder’s Covered Shares or (iv) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations hereunder, except, in each case, pursuant to, or in furtherance of, the Transactions; provided, however, that the Stockholder may transfer any of the Stockholder’s Covered Shares to any Permitted Transferee; provided, further, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of the Stockholder’s Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Acquiror a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. Any Transfer of any Covered Shares in violation of any provision of this Agreement shall be void ab initio and of no force or effect. “Permitted Transferee” shall mean (a) with respect to any Person that is an individual, any member of such individual’s immediate family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s immediate family, and any other transferee who receives Covered Shares by will or the Laws of descent and distribution; and (b) with respect to any other Person, any Affiliate of such Person. Without limiting the foregoing, nothing in this Agreement shall limit the right of the Stockholder, or obligate or require the Stockholder to, exercise an option to purchase any Company Shares. In furtherance of this Agreement, the Stockholder hereby authorizes the Company to enter, or cause its transfer agent to enter, a stop transfer order with respect to all of the Stockholder’s Covered Shares with respect to any Transfer not permitted hereunder. In the event that the Stockholder intends to undertake a Permitted Transfer of any of the Stockholder’s Covered Shares, the Stockholder shall provide notice thereof to Acquiror and shall authorize the Company to, or authorize the Company to instruct its transfer agent to, (i) lift any stop transfer order in respect of the Stockholder’s Covered Shares to be so Transferred in order to effect such Permitted Transfer only upon certification by Acquiror (which shall not be unreasonably withheld, conditioned or delayed) that the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 6(b) hereof is satisfactory to Acquiror and (ii) re-enter any stop transfer order in respect of the Stockholder’s Covered Shares to be so Transferred upon completion of the Permitted Transfer.

(c) The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(d) Termination of Stockholder Agreements. The Stockholder and the Company hereby agree that effective as of the Closing, (i) each of the agreements set forth on Exhibit B (the “Terminating Agreements”) hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including, from and after the Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under each such Terminating Agreement.

7. Non-Participation in Actions. The Stockholder further agrees not to commence or participate in, and to take all actions necessary that are reasonably within the Stockholder’s control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including with respect to the Total Consideration or any element thereof) or the consummation of the transactions contemplated hereby and thereby.

8. Disclosure. The Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure, the Stockholder has been provided with a reasonable opportunity to review and comment upon such announcement or disclosure.

9. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like changes or transactions, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered if delivered by e-mail, addressed as follows:

(i) if to the Stockholder, to such address or addresses set forth on the Stockholder’s signature page hereto;

(ii) if to Acquiror or Merger Sub, to it at:

c/o Osprey Technology Acquisition Corp.

1845 Walnut Street, Suite 1111

Philadelphia, PA 19103

Attn:       Jeffrey F. Brotman

E-mail:   jbrotman@hepcollc.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attn:       Howard L. Ellin

 C. Michael Chitwood

E-mail:   howard.ellin@skadden.com

 michael.chitwood@skadden.com

(iii) if to the Company, to it at:

BlackSky Holdings, Inc.

13241 Woodland Park Road

Suite 300

Herndon, VA 20171

Attn:       Katie Keane

E-mail:   kkeane@blacksky.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue

Seattle, WA 98104-7036

Attn:       Craig E. Sherman

 Brian Keyes

E-mail:   csherman@wsgr.com

bkeyes@wsgr.com

or to such other address or addresses as the parties may from time to time designate in writing.

11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

13. Entire Agreement. Without limiting the terms of the Merger Agreement any other Ancillary Agreement or any other agreement contemplated thereby, this Agreement constitutes the entire agreement among the parties relating to the subject matter of this Agreement and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties or any of their respective Subsidiaries relating to the subject matter of this Agreement.

14. No Third-Party Beneficiaries. The Stockholder hereby agrees that (a) its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, (b) this Agreement is being entered into in order to induce the Acquiror to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Stockholder hereunder, the Acquiror would not enter into the Merger Agreement, and (c) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

15. Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

16. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17. Other Remedies; Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties hereto acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 17 shall not be required to provide any bond or other security in connection with any such injunction.

18. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 18.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

22. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, and no abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

23. Interpretation. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. References to any person include the successors and permitted assigns of that person. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references in this to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, cash dividend, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction after the date hereof.

24. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Stockholder, or any affiliate, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person[, including in the exercise of its fiduciary duties in connection with the Merger Agreement]. No Person who is a representative of the Stockholder, who is or becomes during the term hereof an officer or director of the Company, shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as an officer or director of the Company[, including in the exercise of its fiduciary duties in connection with the Merger Agreement]. [In furtherance thereof, it is agreed that nothing herein shall (i) limit the rights of Seahawk SPV Investment LLC (“Seahawk”) or any of its affiliates in its or their capacity as a lender, joint venture partner, member or in any other capacity under any of its or their agreements with the Company or its affiliates (other than the Terminating Agreements, but solely to the extent as provided herein), including without limitation, pursuant to (a) that certain Amended and Restated Loan and Security Agreement, dated as of October 31, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, the other co-borrowers party thereto, Seahawk and the other lender parties thereto, and (b) that certain Second Amended and Restated Limited Liability Company Agreement of Leostella LLC, by and among Leostella LLC, Thales Alenia Space US Investment LLC, and the Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Leostella JV Agreement”), or (ii) require Seahawk or any of its affiliates to take any action or refrain from taking any action under any such agreements, including under the Loan Agreement and the Leostella JV Agreement.]

25. Acknowledgements. The parties hereto each acknowledge and agree that (a) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Acquiror, is representing Acquiror in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, is representing the Company in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (c) none of the foregoing firms is representing the Stockholder in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

26. Non-Recourse. Without limiting any rights of any party against any other party to the Merger Agreement or to any other Ancillary Document, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Without limiting any rights of any party against another party to the Merger Agreement or to any other Ancillary Document, except to the extent named as a party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement or for any claim based on, arising out of, or related to this Agreement.

[27. Registration Rights. If the Stockholder reasonably believes that it will be an affiliate of the Acquiror following the consummation of the Transactions, then the Acquiror, Sponsor and the Company shall cause such Stockholder to be added as a Holder, with corresponding rights, under that certain Registration Rights Agreement to be entered into by the Acquiror, Sponsor and each of the persons listed on Schedule A thereto at the Closing.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

OSPREY TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:

OSPREY TECHNOLOGY MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

BLACKSKY HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDER:

[●]

[Signature Page to Support Agreement]

Exhibit A

FORM OF WRITTEN CONSENT OF STOCKHOLDERS

Exhibit B

Terminating Stockholder Agreements

1.	Letter Agreement, dated as of August 8, 2017, by and between the Company and Mithril LP.

2.

Amended and Restated Investors’ Rights Agreement, dated as of October 19, 2017, by and among the Company, each of the investors listed on Schedule A thereto, the individuals and entities party from time to time thereto, and each of the stockholders listed on Schedule B thereto, as amended by that First Amendment to Investors’ Rights Agreement and Right of First Refusal and Co-Sale Agreement, dated as of March 12, 2018, by and among the Company and the holders of capital stock of the Company party thereto.

3.

Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 19, 2017, by and among the Company, the holders of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock listed on Schedule A thereto, the holders of Series C Preferred Stock listed on Schedule A thereto, and the individuals and entities listed on Schedule B thereto, as amended by that First Amendment to Investors’ Rights Agreement and Right of First Refusal and Co-Sale Agreement, dated as of March 12, 2018, by and among the Company and the holders of capital stock of the Company party thereto.

4.

Amended and Restated Voting Agreement, dated as of October 19, 2017, by and among the Company, each holder of the Company’s Series A Preferred Stock, each holder of the Company’s Series B Preferred Stock, each holder of the Company’s Series B-1 Preferred Stock, and each holder of the Company’s Series C Preferred Stock listed on Schedule A thereto, and those certain stockholders of the Company and holders of options or warrants to acquire shares of capital stock of the Company listed on Schedule B thereto, as amended by that Amendment Number One to Amended and Restated Voting Agreement, dated as of November 13, 2018, by and among the Company and the other individuals and entities party from time to time thereto.

5.	Omnibus Agreement, dated as of June 27, 2018, by and among the Company and the individuals and entities set forth on Exhibit A thereto.

6.	Omnibus Agreement, dated as of October 30, 2018, by and among the Company, Seahawk SPV Investment LLC and the individuals and entities party thereto.

7.	Omnibus Amendment and Waiver Agreement and Conversion Election, dated as of October 31, 2019, by and among the Company and the individuals and entities listed on Exhibit A thereto.